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                                                                    EXHIBIT 5.01


                  [SHAW PITTMAN POTTS & TROWBRIDGE LETTERHEAD]



                                  May 29, 1998



Crescent Real Estate Equities Limited Partnership
777 Main Street, Suite 2100
Fort Worth, Texas 76102

Ladies and Gentlemen:


     We have acted as counsel for Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in connection with the registration of an aggregate principal amount of $150,000,000 of the Operating Partnership's 6-5/8% Notes due 2002 (the "2002 Notes") and an aggregate principal amount of $250,000,000 of the Operating Partnership's 7-1/8% Notes due 2007 (the "2007 Notes" and, together with the 2002 Notes, the "Notes") on a registration statement on Form S-4 (File No. 333-42293) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the offer (the "Exchange Offer") by the Operating Partnership to exchange the Notes for notes previously issued by the Operating Partnership (the "Private Notes") pursuant to an exemption from registration under the Securities Act. The Private Notes are and the Notes will be issued under the terms of an indenture in the form of Exhibit 4.01 to the Registration Statement (the "Indenture").

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Crescent Real Estate Equities Limited Partnership
May 29, 1998
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     Based upon our examination of the originals or copies of such documents and other instruments as we have deemed necessary, and upon the laws as presently in effect, we are of the opinion that the Notes, when duly executed by the Operating Partnership, authenticated as provided in the Indenture and delivered as described in the Registration Statement in exchange for the Private Notes (which they replace), will be legally issued, fully paid and non-assessable and binding obligations of the Operating Partnership, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement.

                                        Sincerely,

                                        /s/ SHAW PITTMAN POTTS & TROWBRIDGE

                                        Shaw Pittman Potts & Trowbridge